Exhibit 99.4

Lomond Therapeutics Completes Reverse Merger and Closes $44 Million Private Placement

DOVER, Del. Nov 4, 2024 /PRNewswire/ - Lomond Therapeutics, Inc., a clinical-stage biotechnology company dedicated to discovering and developing potentially best-in-class and first-in-class medicines for the treatment of hematological malignancies, today announced the completion of a reverse merger transaction with Venetian-1 Acquisition Corp. and the closing of a $44 million private placement financing. Following the reverse merger, Venetian-1 Acquisition Corp. changed its name to Lomond Therapeutics Holdings, Inc. (“Lomond Therapeutics” or the “Company”), and will continue the historic and innovative business of Lomond Therapeutics, Inc.

“This transaction provides the resources necessary to advance our potentially best-in-class programs, lomonitinib, lonitoclax and our menin inhibitor, through clinical development” said Iain Dukes M.A. D.Phil., co-founder and chief executive officer at Lomond Therapeutics. “Lomonitinib is currently being evaluated in a Phase 1b clinical trial in patients with mutated FLT3 relapsed refractory AML - an area of important unmet need and will shortly commence recruitment of CLL and selected lymphoma patients to evaluate lonitoclax, a potentially first-in-class oral targeted selective B-cell lymphoma-2 (“BCL-2-2”) inhibitor.”

The Company announced that current investors, OrbiMed and Torrey Pines Investment have participated in the placement alongside new investors led by Deerfield Management Company, American Financial Group, Heights Capital and others.

Previous members of Lomond Therapeutics, Inc.’s board of directors, Carl L. Gordon, Ph.D., CFA, Iain Dukes M.A. D.Phil., Nikolay Savchuk, Ph.D., and Eddie Wang Rodriguez J.D. will continue as directors of the Company.

The offering was exempt from registration under Section 4(a)(2) of the United States Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder. The Common Stock in the offering was sold to “accredited investors,” as defined in Regulation D, and was conducted on a “reasonable best efforts” basis.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Raymond James and Wedbush & Co. acted as the placement agents and Venetian-1 Acquisition Corp. was formed by Montrose Capital, which sponsored the transaction.

About Lomond Therapeutics

Lomond Therapeutics is a biopharmaceutical company co-founded by OrbiMed, Torrey Pines Investment and Dr. John C. Byrd, focused on the discovery and development of best-in-class and first-in-class small molecule inhibitors that target escape mutations in hematologic cancers. The company is utilizing a proprietary hybrid AI platform (Expert Systems Inc.), leveraging its key partners proprietary data, chem-bio platforms, knowledge and expertise to choose highly valuable molecular mechanisms of pathology; to precisely design and accelerate the execution of discovery and development of best-in-class and first-in-class therapies. Lomond Therapeutics’ goal is to utilize its capabilities and platform to become a leader in developing novel breakthrough medicines to maximize the clinical benefit when treating hematologic malignancies. For more information visit www.lomondther.com.

About Lomonitinib

Lomonitinib is a novel, small molecule inhibitor that has been designed to block activity of all major known resistance mutations of FMS-like tyrosine kinase 3, (“FLT3”), FLT3 Internal Tandem Duplication (“ITD”), FLT3 Tyrosine Kinase Domain (“TKD”) and other clinically relevant FLT3 mutations that drive acute myeloid leukemia (“AML”), as well as interleukin-1 receptor-associated kinase 4. FLT3 mutations are the most frequently identified mutations in AML. Existing FLT3 inhibitors are limited by the emergence of resistance mutations or escape pathways, lack of selectivity and safety profile, as clinical data have demonstrated their inability to inhibit disease progression. Lomonitinib has demonstrated anti-tumor activity in cellular assays and in animal models against both activating and resistance mutations. Lomonitinib is currently being evaluated in a Phase 1b clinical trial in Australia and the United States to assess the safety, tolerability, pharmacodynamic responses and efficacy of lomonitinib as a single agent in patients with relapsed and refractory AML patients who have tested positive for a dominant FLT3 mutation.

About Lonitoclax

Lonitoclax is an inhibitor of the anti-apoptotic protein BCL-2, a key pro-survival protein that is overexpressed in many cancers, for the treatment of patients with AML and CLL. We believe lonitoclax could be a first in class oral binder with superior potency and selectivity against BCL-2. This clinical candidate demonstrated equivalent in vivo anti-tumor efficacy to venetoclax, the only approved inhibitor of BCL2 for the indications of AML and CLL, in B cell and myeloid malignancy cell lines and in vivo models. Compared to venetoclax, lonitoclax exhibits significantly less suppression of non-malignant immune cell populations, a result that suggests superior selectivity and an improved safety profile. We completed a series of healthy volunteer studies evaluating lonitoclax where no drug-related adverse effects were observed at exposures where ex vivo activation of caspase in CLL primary cells was observed, a surrogate marker of BCL-2 inhibition in tumors. This emphasizes important advantages over venetoclax and venetoclax-like molecules in safety, tolerability and feasibility of outpatient treatment, enabling the molecule to safely target AML and CLL patients alone and in combination with other targeted therapies. We submitted an IND to examine the effects of lonitoclax in CLL patients in September 2024, which was cleared by the FDA in October 2024.

About our early stage menin-inhibitor

We have obtained an exclusive license from Bala Therapeutics, Inc. (“Bala”) to a class of menin inhibitors for the treatment of NPM-1 and MLL-rearranged AML. Menin is a central player in cells that brings other proteins together to regulate the expression of genes thar are key to cell growth. In the fourth quarter of 2024, we expect to select one of the menin inhibitors as a candidate for further preclinical study and, if the results are supportive, potentially clinical study.

Forward Looking Statements

This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to our product candidates and the development and therapeutic potential thereof, statements regarding the timing, progress and results of our clinical studies and trials for our current product candidates, including statements regarding the timing of completion or initiation of trials, and the reporting of data from our current trials, our plans relating to the clinical development of our product candidates, the beneficial characteristics of our product candidates, the timing of regulatory filings and approvals for our product candidates, our ability to obtain and maintain regulatory approval for our product candidates, the expected potential benefits of strategic collaborations with related and third parties, our technologies for identifying additional product candidates, the intended use of proceeds from the private placement transaction, and our business and development plans. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, the inherent uncertainties associated with developing product candidates and operating as a development stage company, our ability to identify additional product candidates for development, our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates, and competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov.

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